UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 17, 2011

(Date of earliest event reported)

RTI International Metals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

001-14437	52-2115953
(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor 1550 Coraopolis Heights Road Pittsburgh, Pennsylvania	15108-2973
(Address of Principal Executive Offices)	(Zip Code)

(412) 893-0026

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT.

On October 17, 2011, RTI Europe Limited (“Buyer”), a wholly-owned subsidiary of RTI International Metals, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (the “Agreement”) with Aeromet International PLC (“Seller”) and Aeromet Advanced Forming Limited, a wholly owned subsidiary of Aeromet (the “Aeromet”). Pursuant to the terms of the Agreement, prior to closing Seller shall contribute substantially all of the assets and liabilities of its forming division (the “Business”) to Aeromet, and upon Closing, Buyer will acquire all of the issued and outstanding stock of Aeromet for cash consideration of $34.0 million. The Business, located in Welwyn Garden City, United Kingdom, engages in hot forming, super plastic forming, diffusion bonding and fabrication of titanium sheet and plate for the aerospace and defense markets.

Each of the parties to the Agreement has made certain customary representations, warranties and covenants in the Agreement, including, among others, covenants wherein (i) Seller and Aeromet agree to operate in the ordinary course of business consistent with past practice, and not to enter into certain types of transactions between the execution of the Agreement and the closing of the transaction (ii) Buyer (and its affiliates) agrees to cease, as of the closing date, the use of certain names and brands associated with the Aeromet name, (iii) Buyer and Seller agree to adhere to certain confidentiality provisions, (iv) subject to certain exceptions, Seller agrees not to (a) engage in specified activities competitive with the business of the Company for 24 months following the closing of the transaction, (b) solicit or hire any employees of Aeromet for 24 months following the closing of the transaction or (c) solicit any customer of Aeromet for supply of products in the Business for 24 months following the closing of the transaction, and (v) the parties agree to provide certain transition services to one another as described in the Agreement.

Closing of the sale of the Business is expected to occur prior to the end of 2011 and is subject to various closing conditions, including, among others, the receipt of any required third party approvals, the absence of any injunction or other legal prohibition on the completion of the transaction, the accuracy of the representations and warranties of the parties (generally subject to a material adverse effect standard), material compliance with the parties’ obligations under the Agreement and the execution of the Contribution Agreement by Seller and Aeromet, which transfers the assets and liabilities of the Business to Aeromet prior to closing. The Agreement contains indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters, and provides the Company and Seller with customary termination rights.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference. The Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or any of its subsidiaries or affiliates or their assets. The representations, warranties and covenants contained in the Agreement are made solely for purposes of the agreement and are made as of its date; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates or their assets. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures. There can be no assurance that the transactions contemplated by the Agreement will be consummated.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among Aeromet International PLC, Aeromet Advanced Forming Limited and RTI Europe Limited, dated as of October 17, 2011. Schedules and Exhibits to the Stock Purchase Agreement identified in the Stock Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: October 21, 2011	By:	/s/ Chad Whalen
	Name:	Chad Whalen
	Title:	Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement by and among Aeromet International PLC, Aeromet Advanced Forming Limited and RTI Europe Limited, dated as of October 17, 2011. Schedules and Exhibits to the Stock Purchase Agreement identified in the Stock Purchase Agreement are not being filed but will be furnished supplementally to the Securities and Exchange Commission upon request.